Exhibit 16

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, James H. Bodurtha, Joe Grills, Kenneth A. Froot, Herbert I. London, Roberta C. Ramo and Robert S. Salomon, Jr., the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Howard Surloff, Denis R. Molleur, Donald C. Burke, and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: February 28, 2007

COMPANY NAME		COMPANY NAME

By:	/S/ ROBERT C. DOLL, JR.	By:	/S/ DONALD C. BURKE
	Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)		Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

By:	/S/ JAMES H. BODURTHA	By:	/S/ JOE GRILLS
	James H. Bodurtha (Director/Trustee)		Joe Grills (Director/Trustee)

By:	/S/ KENNETH A. FROOT	By:	/S/ HERBERT I. LONDON
	Kenneth A. Froot (Director/Trustee)		Herbert I. London (Director/Trustee)

By:	/S/ ROBERTA C. RAMO	By:	/S/ ROBERT S. SALOMON, JR.
	Roberta C. Ramo (Director/Trustee)		Robert S. Salomon, Jr. (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
BlackRock Large Cap Series Funds, Inc.	333-89389	811-09637

Master Large Cap Series Trust	N/A	811-09739

BlackRock Focus Twenty Fund, Inc.	333-89775	811-09651

Master Focus Twenty Trust	N/A	811-09735

BlackRock Focus Value Fund, Inc.	2-77068	811-3450

BlackRock Funds II	2-96219	811-04182

BlackRock Fundamental Growth Fund, Inc.	33-47875	811-6669

BlackRock Mid Cap Value Opportunities Series, Inc.	33-53887	811-7177

Financial Institutions Series Trust	2-78646	811-3189

Merrill Lynch Retirement Series Trust	2-74584	811-3310

BlackRock Short-Term Bond Master Trust	N/A	811-10089

BlackRock Short-Term Bond Series, Inc.	333-43552	811-10053

BlackRock World Income Fund, Inc.	33-42681	811-5603

BlackRock California Municipal Series Trust	2-96581	811-4264

BlackRock Multi-State Municipal Series Trust	002-99473	811-4375

BlackRock Variable Series Funds, Inc.	2-74452	811-3290

Managed Account Series	333-124463	811-21763

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